AMENDED AND RESTATED
                                ADMINISTRATION AGREEMENT


       The ADMINISTRATION AGREEMENT by and between FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation ("Investor Services Group"), and ENDEAVOR INVESTMENT ADVISERS, a California general partnership (the "Company") dated March 28, 1991, as amended and supplemented from time to time, is hereby amended and restated as of July 1, 1997, in its entirety to read as follows (as amended and restated, the "Agreement").

       WHEREAS, Endeavor Series Trust (the "Trust") and the Company have entered into a management agreement pursuant to which the Company has agreed to provide certain administrative services to the Trust; and

       WHEREAS, the Company desires to retain Investor Services Group to render certain administrative services with respect to each investment portfolio of the Trust managed by the Company listed in Schedule A hereto, as the same may be amended from time to time by the parties hereto (collectively, the "Funds"), and Investor Services Group is willing to render such services;

                                                    WITNESSETH:

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

       1. Appointment. The Company hereby appoints Investor Services Group to provide certain administrative services required by the Trust on the terms set forth in this Agreement. Investor Services Group accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In the event that the Company decides to retain Investor Services Group to provide the administrative services hereunder with respect to one or more portfolios other than the Funds, the Company shall notify Investor Services Group in writing. If Investor Services Group is willing to render such services, it shall notify the Company in writing whereupon such portfolio shall become a Fund hereunder.

       2. Delivery of Documents. The Company has furnished Investor Services Group with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Company as Manager of the Trust and the Company's appointment of Investor Services Group to provide certain administrative services required by the Trust for each Fund and approving this Agreement;

               (b) The Trust's Declaration of Trust (the "Declaration of Trust") filed with the Commonwealth of Massachusetts and all amendments thereto;

               (c)  The  Trust's   By-Laws  and  all  amendments   thereto  (the
"By-Laws");

               (d) Each investment advisory agreement or management agreement between the Company and an investment adviser or investment manager (the "Advisers") with respect to the Funds (the "Advisory Agreements");

               (e) The Custody Agreement between Boston Safe Deposit and Trust Company (the "Custodian") and the Company dated as of March 28, 1991 and all amendments thereto (the "Custody Agreement");

               (f) The Transfer Agency and Registrar Agreement between First Data Investor Services Group, Inc. (the "Transfer Agent") and the Trust dated as of March 28, 1991 and all amendments thereto;

               (g) The Participation Agreement among PFL Life Insurance Company ("PFL"), the Company and the Trust dated as of March 28, 1991 and all amendments thereto;

               (h) The Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act (File Nos. 33-27352 and 811-5780), as declared effective by the Securities and Exchange Commission ("SEC") on March 7, 1991, relating to shares of beneficial interest of the Trust no par value (the "Shares"), and all amendments thereto; and

               (i)  Each  Fund's  most  recent   prospectus   and  Statement  of
Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses").

       The Company will furnish Investor Services Group from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Company will provide Investor Services Group with any other documents that Investor Services Group may reasonably request and will notify Investor Services Group as soon as possible of any matter materially affecting the performance of Investor Services Group of its services under this Agreement.

       3. Duties as Administrator. Subject to the supervision and direction of the Company, Investor Services Group will assist in supervising various aspects of the Trust's administrative operations and undertakes to perform the following specific services:

               (a) Maintaining office facilities (which may be in the offices of Investor Services Group or a corporate affiliate) and furnishing corporate officers for the Trust;

               (b) Performing the functions ordinarily performed by a mutual fund group's internal legal department as described in Schedule D to this Agreement, furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies in connection with the foregoing;

               (c)   Accounting   and   bookkeeping   services   (including  the
maintenance of such accounts, books and records of the Trust as may be required by Section 31(a) of the 1940 Act and the rules thereunder);

               (d)   Internal auditing;

               (e) Performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, including calculating the net asset value of the shares in conformity with the fund(s) prospectus;

               (f) Preparing  reports to the Trust's  shareholders of record and
the  SEC  including,   but  not  necessarily  limited  to,  Annual  Reports  and
Semi-Annual Reports on Form N-SAR;

               (g) Preparing and filing various reports or other documents required by federal, state and other applicable laws and regulations, other than those filed or required to be filed by the Custodian or Transfer Agent;

               (h)   Preparing and filing the Trust's tax returns;

               (i) Assisting each Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Trust which will include, among other matters, procedures to assist the Advisers in monitoring compliance with each Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

              (j) Performing all functions ordinarily performed by the office of a corporate secretary, and furnishing the services and facilities incident thereto, including all functions pertaining to matters organic to the organization, existence and maintenance of the corporate franchise of the Trust, including preparation for, conduct of, and recording trustees' meetings and shareholder meetings;

              (k) Furnishing all other services identified on Schedule B annexed hereto and incorporated herein which are not otherwise specifically set forth above.

       In performing its duties under this Agreement,  Investor  Services Group:
(a) will act in accordance with the Declaration of Trust, By-Laws, Prospectuses and with the instructions and directions of the Company and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Company, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Trust or any of its Funds and shall not provide any investment advisory services to the Trust or any of its Funds.

       4. Compensation and Allocation of Expenses. Investor Services Group shall bear all expenses in connection with the performance of its services under this Agreement, except as indicated below.

               (a) Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Trust. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Trust or the Company in such respect.

               (b) Investor Services Group shall not be required to pay any of the following expenses incurred by the Trust: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Trustees of the Trust who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Trust or the Company.

               (c) The Company will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule B and incorporated herein. Schedule B may be amended to add fee schedules for any additional Funds for which Investor Services Group has been retained as Administrator. In no event shall the Trust be responsible for the payment of any fees payable to Investor Services Group as set forth in Schedule B hereto.

               (d) The Company will compensate Investor Services Group for its services rendered pursuant to this Agreement in accordance with the fees set forth above. Such fees do not include out-of-pocket disbursements of Investor Services Group for which Investor Services Group shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule B, annexed hereto and incorporated herein, which schedule may be modified by Investor Services Group upon not less than thirty days' prior written notice to the Company and the Special Projects outlined in Schedule D hereto.

               (e) Investor Services Group will bill the Company as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Company will pay to Investor Services Group the amount of such billing by Federal Funds Wire within fifteen (15) business days after the Company's receipt of said bill. In addition, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest interest rate legally permitted on any past due billed amount.

               (f) The Company acknowledges that the fees that Investor Services Group charges the Company under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 7 and the limitations on liability in Section 5. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Company agrees to the stated allocation of risk.

       5.      Limitation of Liability.

       (a) Investor Services Group shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Investor Services Group's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

       (b) Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

       (c) Each party shall have the duty to mitigate damages for which the other party may become responsible.

       (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR
DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE
PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       6.      Indemnification.

               (a) The Company shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable in connection with this Agreement or Investor Services Group's performance hereunder (a "Claim"), unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder.

               (b) Investor Services Group shall indemnify and hold the Company harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Company or for which the Company may be held to be liable in connection with this Agreement (a "Claim"), provided that such Claim resulted from a negligent act or omission to act, bad faith, willful misfeasance or reckless disregard by Investor Services Group in the performance of its duties hereunder.

               (c) In any case in which one party (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 6 shall survive the termination of this Agreement.

       7. EXCLUSION OF WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS
AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

       8.      Termination of Agreement.

               (a) This Agreement shall be effective on the date first written above and shall continue for a period of two (2) years (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically be renewed for successive terms of two (2) years ("Renewal Terms") each.

               (b) Either party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term upon not than less than ninety (90) days or more than one hundred-eighty (180) days prior written notice to the other party.

               (c) In the event a termination notice is given by the Company, all expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

               (d) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to the other party, such other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination or rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

       9. Modifications and Waivers. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

       10. No Presumption Against Drafter. Investor Services Group and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and Investor Services Group, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

       11. Publicity. Neither Investor Services Group nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

       12. Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

       13.     Miscellaneous.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company, the Trust or Investor Services Group shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                 To the Company or the Trust:

                 Endeavor Investment Advisers
                 2101 East Coast Highway, Suite 300
                 Corona del Mar, California 92625
                 Attn:  Michael Roland

                 To Investor Services Group:

                 First Data Investor Services Group, Inc.
                 4400 Computer Drive
                 Westborough, Massachusetts 01581
                 Attention:  President

                 with a copy to Investor Services Group's General Counsel

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group.

               (c) The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group, the Company and the Trust hereby submit themselves to the exclusive jurisdiction of those courts.

               (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       14.     Confidentiality.

               (a) The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and Investor Services Group shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and Investor Services Group may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. The Company and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and Investor Services Group may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 14. Notwithstanding the previous sentence, in no event shall either the Company or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

               (b) Proprietary Information means:

                    (i) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                     (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or Investor Services Group a competitive advantage over its competitors; and

                     (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

               (c) Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

               (d) The Company acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate Investor Services Group for that harm. Investor Services Group shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

       15. Force Majeure. No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

       16. Entire Agreement. This Agreement, including all Schedules hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                           FIRST DATA INVESTOR SERVICES GROUP, INC.


                           By: /s/ J.L. Fox

                           Name:            James L.Fox

                           Title:   Chief Operating Officer


                           ENDEAVOR INVESTMENT ADVISERS
                           By:  Endeavor Management Co.,
                                   Managing General Partner

                           By:  /s/Michael J. Roland

                           Name:  Michael J. Roland

                           Title:

ACKNOWLEDGED AND AGREED TO:

ENDEAVOR SERIES TRUST

By:

Name:

Title:

                                     SCHEDULE A

                             TCW Money Market Portfolio
                       TCW Managed Asset Allocation Portfolio
                     T. Rowe Price International Stock Portfolio
                               Value Equity Portfolio
                              Value Small Cap Portfolio
                    Dreyfus U.S. Government Securities Portfolio
                        T. Rowe Price Equity Income Portfolio
                        T. Rowe Price Growth Stock Portfolio
                             Opportunity Value Portfolio
                              Enhanced Index Portfolio

                                          SCHEDULE B

                                         FEE SCHEDULE

The Company shall pay Investor Services Group the following fees for servicing the Existing Portfolios (as hereinafter defined):

              o a flat fee of $650,000 per annum, provided that the aggregate net assets of the Existing Portfolios do not exceed $1 billion.

              o if the aggregate net assets of the Existing Portfolios exceed $1 billion, Investor Services Group shall also be entitled to receive a fee of .01% of any net assets in excess of $1 billion in addition to the flat fee of $650,000.

              o if the aggregate net assets of the Existing Portfolios fall below $850 million, the foregoing fees will be subject to renegotiation.

The "Existing Portfolios" shall consist of TCW Money Market Portfolio, TCW Managed Asset Allocation Portfolio, T. Rowe Price International Stock Portfolio, Value Equity Portfolio, Dreyfus Small Cap Value Portfolio, Dreyfus U.S. Government Securities Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price Growth Stock Portfolio, Opportunity Value Portfolio and Enhanced Index Portfolio. The fees to be paid by the Company to Investor Services Group for servicing any additional Portfolios shall be those fees agreed to by Investor Services Group and the Company in writing prior to the commencement of services for such Portfolios.

          o  Investor   Services   Group   shall  be  entitled  to  collect  all
          out-of-pocket fees described in Schedule C. x





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                                  SCHEDULE C

                             OUT-OF-POCKET EXPENSES


Out-of-pocket expenses include, but are not limited to, the following:

 -        Courier services
 -        Pricing services used by the Company
 -        Customized programming requests at $100 per hour
 -        Telephone, telecommunications and fax
 -        Travel and lodging for Board, Shareholder and Operations meetings
 -        Independent Auditor's Report (SAS 70)
 - Forms and supplies for the preparation of Board meetings and other materials for the Trust
 - Duplicating charges with respect to filings with Federal and state authorities and Board meeting materials
 -        Postage of Board meetings materials and other materials to the
          Trust's  Board  members  and  service   providers   (including
          overnight or other courier services)
 - Such other expenses as are agreed to by Investor Services Group and the Company





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                                  SCHEDULE D

                 Fund Accounting and Administrative Services

Routine Projects
o Daily, Weekly, and Monthly Reporting o Portfolio and General Ledger Accounting
o Daily Pricing of all Securities o Daily Valuation and NAV Calculation o Comparison of NAV to market movement o Review of price tolerance/fluctuation report
o    Research items appearing on the price exception report
o Weekly cost monitoring along with market-to-market valuations in accordance with Rule 2a7
o   Preparation of monthly ex-dividend monitor
o   Daily cash reconciliation with the custodian bank
o Daily updating of price and rate information to the Transfer Agent/Insurance Agent
o   Daily support and report delivery to Portfolio Management
o   Daily calculation of fund advisor fees and waivers
o   Daily calculation of distribution rates
o   Daily maintenance of each fund's general ledger including expense accruals
o   Daily price notification to other vendors as required
o   Calculation of 30-day adjusted SEC yields
o   Preparation of month-end reconciliation package
o   Monthly reconciliation of fund expense records
o   Preparation of monthly pay down gain/loss summaries
o   Preparation of all annual and semi-annual audit work papers
o   Preparation and Printing of Financial Statements
o   Providing Shareholder Tax Information to Transfer Agent
o   Producing Drafts of IRS and State Tax Returns
o   Treasury Services including:
         Provide Officer for the Trust
         Expense Accrual Monitoring
         Determination of Dividends
         Prepare materials for review by the board, e.g., 2a-7,10f-3, 17a-7, 17e-1, Rule 144a Tax and Financial Counsel
o    Monthly Compliance Testing including Section 817H

                              Legal, Regulatory and Board of Trustees Support

Routine Legal Services

Corporate Secretarial

     o Assist in maintaining corporate records and good standing status of Trust in its state of organization o Provide Secretary/Assistant Secretary for Fund o Develop and maintain calendar of annual and quarterly board approvals and regulatory filings o Prepare notice, agenda, memoranda, resolutions and background materials for legal approval (including additional Funds of the Trust) at quarterly board meetings; attend meetings; make presentations where appropriate; prepare minutes; follow up on issues o Provide support for one special board meeting per year and written consent votes where needed o Provide support for one shareholder meeting per year year including preparation of proxy materials

Regulatory/Filings

o    Review Post-Effective Amendments
o    Prepare and file Rule 24f-2 Notice
o    Review and file Form N-SAR
o Review and file Annual and Semi-Annual Financial Reports o Prepare prospectus supplements as needed o Review proxy materials for special shareholder meetings

Miscellaneous Routine Legal Services

o Communicate significant regulatory or legislative developments to Trust management and trustees and provide related planning assistance where needed o Consult with Trust management regarding portfolio compliance and corporate and regulatory issues as needed o Maintain effective communication with outside counsel and review legal bills of outside counsel o Coordinate the printing and mailing process with outside printers for all shareholder publications o Arrange D&O/E&O insurance and fidelity bond coverage for Trust o Assist in monitoring Code of Ethics reporting and provide such reports to Adviser

Special Legal Services (billed separately)*

o Assist in managing SEC audits of Funds o Review sales material and advertising for Funds, SEC and NASD compliance o Assist in conversion
     Coordinate time and responsibility schedules Draft notice, agenda, memoranda, resolutions and background materials for board approval o Assist in new investment company start-up (to the extent requested) Coordinate time and responsibility schedules Prepare corporate documents (MTA/by-laws) Draft/file registration statement (including investment objectives/policies and prospectuses) Respond to and negotiate SEC comments Draft notice, agenda and resolutions for organizational meeting; attend board meeting; make presentations where appropriate; prepare minutes and follow up on issues o Develop compliance manual for Funds o Prepare notice, agenda, memoranda and background materials for special board meetings, make presentations where appropriate, prepare minutes and follow up on issues (in excess of one per year) o Prepare proxy material for special shareholder meetings (in excess of one per year ) o Prepare PEA for special purposes (e.g., new funds or classes, changes in advisory relationships, mergers, restructurings) o Assist in extraordinary non-recurring projects, including consultative legal services as needed, e.g.: Arrange CDSC financial programs Prospectus simplification Profile prospectuses Exemptive order applications


* Special Legal Services shall be billed at a rate of $185 per hour subject to certain project caps as may be agreed to by Investor Services Group and the Company. No Special Legal Services shall be undertaken by Investor Services Group without the prior written consent of the Company.






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